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                                                                 Exhibit 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-36643 and 333-37954) and Form S-3 (No. 333-12184) of Dean Foods Company of our report dated June 27, 2000, except as to
Note 16 which is as of July 10, 2000, relating to the financial statements, which appears in the Current Report on Form 8-K dated July 20, 2000, which is incorporated by reference in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated June 27, 2000 relating to the financial statement schedule, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Chicago, Illinois
August 8, 2000



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